UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Original Report (Date of earliest event reported): October 16, 2003

Federal National Mortgage Association

(Exact name of registrant as specified in its charter)

Fannie Mae

Federally chartered corporation (State or other jurisdiction of incorporation)	0-50231 (Commission File Number)	52-0883107 (IRS Employer Identification Number)

3900 Wisconsin Avenue, NW Washington, DC (Address of principal executive offices)	20016 (Zip Code)

Registrant’s telephone number, including area code: 202-752-7000

This Form 8-K/A amends an earlier report on Form 8-K filed by Fannie Mae (formally, the Federal National Mortgage Association) on October 16, 2003. The earlier report is referred to herein as the “Original Report.”

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.
An index to exhibits has been filed as part of this Report immediately following the signature page, and is incorporated herein by reference.

Item 12. Results of Operations and Financial Condition.

On October 16, 2003, Fannie Mae issued a press release relating to the company’s earnings for the third quarter of fiscal year 2003. A copy of the press release was attached as Exhibit 99.1 to the Original Report.

During the course of the standard review in preparation of the company’s Form 10-Q for the third quarter, the company discovered computational errors, primarily made in conjunction with the implementation of Financial Accounting Standard No. 149, affecting the calculation of other comprehensive income as reported in the tables accompanying the October 16, 2003, press release. Accordingly, the company is furnishing the following information to correct information that was furnished in the Original Report.

	As of	Quarter ended	Nine Months ended
Dollars in millions	September 30, 2003	September 30, 2003	September 30, 2003

Mortgage portfolio, net	$921,171
Total assets	1,019,171
Unrealized gains on securities, net	3,415
Cash flow hedging results, net-FAS 149	(2,551)
Total accumulated OCI	(15,228)
Total stockholders’ equity	17,524
Net investment balance	978,690
Estimate of core capital in excess of statutory minimum	1,316
FAS 133 component of AOCI as a percentage of net mortgage balance	1.7%
Return on common equity		63.8%	50.1%
Average net mortgage investment		$840,851	$817,956
Average total net investment		926,355	896,158

A revised version of the earnings release, superseding the version filed as Exhibit 99.1 to the Original Report, is attached to this report as Exhibit 99.1. The revised release shows changes to certain balance sheet data; no income statement items were impacted.

This information furnished under “Item 12. Results of Operations and Financial Condition”, including the exhibit related hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the company, except as shall be expressly set forth by specific reference in such document.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Leanne G. Spencer

Leanne G. Spencer
Senior Vice President and Controller

Date: October 29, 2003

EXHIBIT INDEX

     The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit

99.1	Revised press release issued by Fannie Mae on October 29, 2003, relating to earnings for the third quarter of fiscal year 2003.